Exhibit 16.1

Securities and Exchange Commission
100 F Street, N.E.
Washington D.C.  20549-7561

Dear Sirs/Madams:

We have read Intellicheck Mobilisa, Inc.’s statements included under Item 4.01 on its Form 8-K filed on August 17, 2010 and we agree with such statements concerning our firm.

/s/ Amper Politziner & Mattia, LLP
New York, New York
August 17, 2010

AMPER, POLITZINER & MATTIA, LLP
CERTIFIED PUBLIC ACCOUNTANTS
and CONSULTANTS

6 EAST 43RD STREET
NEW YORK, NY 10017-4650

PHONE: 212.682.1600
FAX: 212.682.1661

WWW.AMPER.COM

August 17, 2010

Dear Sirs/Madams:

Amper Politziner & Mattia, LLP
/s/ Amper, Politziner & Mattia, LLP

NEW JERSEY: BRIDGEWATER | EDISON | HACKENSACK | PRINCETON | WALL
NEW YORK: NEW YORK | WESTCHESTER
PENNSYLVANIA: PHILADELPHIA

an independent member of
BAKER TILLY
INTERNATIONAL